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                                                                     EXHIBIT 5.1

                       [HAYNES AND BOONE, LLP LETTERHEAD]

August 13, 1998


Queen Sand Resources, Inc.
3500 Oak Lawn, Suite 380
Dallas, TX  75219

                 Re: Registration Statement on Form S-3 of 9,656,438 shares of Common Stock, par value $.0015 per share, of Queen Sand Resources, Inc. ("Common Stock")

Gentlemen:

We are securities counsel to Queen Sand Resources, Inc., a Delaware corporation (the "Company"), in connection with the registration and issuance of up to 9,656,438 shares of Common Stock (the "Shares"), plus an indeterminate number of additional shares of Common Stock issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar events, or (ii) by reason of changes in the exercise price of the Repricing Rights (defined below) or the exercise price of the Warrants (defined below) to be sold by the Selling Stockholders named in the Prospectus constituting a part of this Registration Statement (the "Selling Stockholders") following the exercise of repricing rights for shares of Common Stock (the "Repricing Rights") or warrants to purchase shares of Common Stock (the "Warrants") described in the Prospectus.

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, we are of the opinion that the Shares are duly authorized and, and when issued to the Selling Stockholders in accordance with the terms described in the Prospectus contained in the Company's Registration Statement on Form S-3 to which this opinion is an exhibit, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company, the Selling Stockholders and public officials, and we have not independently checked or verified the accuracy of the statements contained therein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to this Registration Statement on Form S-3 filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


Very truly yours

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP